                                                                EXHIBIT 24(a)

                                  [LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated June 5, 1996, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.






Atlanta, Georgia
June 27, 1996


                               Page 19 of 19 Pages